UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2023

ADTRAN Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41446	87-2164282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Explorer Boulevard Huntsville, Alabama	35806-2807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (256) 963-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, Par Value $0.01	ADTN	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Thomas Stanton’s Employment Agreement

On March 29, 2023, ADTRAN Holdings, Inc. (the “Company”) entered into an amendment (the “CEO Amendment”) to its employment agreement, dated July 13, 2022, with Thomas R. Stanton, the Company’s President, Chief Executive Officer and Chairman (the “CEO”). The CEO Amendment was approved by the Board of Directors of the Company (the “Board”) upon the recommendation of the Compensation Committee of the Board. Among other things, the CEO Amendment subdivides the triennial long-term financial plan PSU award that the CEO is eligible to receive into three equal annual tranches and clarifies that the target number of PSUs for each tranche of such an award is to be established on the date of grant of the first tranche of such award in the applicable triennial year. In addition, the CEO Amendment replaces the obligation of the Company to make grants of equity awards with an eligibility concept. In connection with the foregoing modification, certain changes were made to the definition of good reason as reflected in the CEO Amendment.

Amendment to Christoph Glingener’s Employment Agreement

On March 28, 2023, ADVA Optical Networking SE (“ADVA”), a majority-owned subsidiary of the Company, entered into an amendment (the “CTO Amendment”) to its employment agreement, dated September 29, 2006 (the “Employment Agreement”), with Christoph Glingener, the Company’s Chief Technology Officer and the CEO of ADVA (the “CTO”). The CTO Amendment extends the term of the Employment Agreement through December 31, 2024. It further provides that the CTO will receive an annual base salary (“Base Salary”) of €327,000 through December 31, 2023 and €337,000 from January 1, 2024 through December 31, 2024. ADVA’s management board compensation system is currently being adjusted by the supervisory board of ADVA (the “Supervisory Board”) as a result of the Domination and Profit and Loss Transfer Agreement between the Company and ADVA and is subject to shareholder approval at ADVA’s general meeting of shareholders to be held on May 24, 2023 (the “General Meeting”). The CTO Amendment provides that the CTO will be eligible under the adjusted management board compensation system to receive yearly annual and/or long-term fixed or variable bonuses, as well as such equity awards as determined by the Supervisory Board. Should ADVA’s adjusted management board compensation system not be approved at the General Meeting, the CTO will be entitled to the Base Salary and any other remuneration currently agreed to in accordance with the ADVA’s remuneration system approved at ADVA’s general meeting of shareholders on May 19, 2021. This includes (i) an annual short term variable remuneration award, paid in cash, (ii) a long-term incentive award of performance share units, based upon ADVA’s share price over a four-year performance period, and (iii) stock options with a vesting period of four years and an exercise window of seven years.

The foregoing descriptions of the CEO Amendment, the CTO Amendment, and the Employment Agreement are not complete and are qualified in their entirety by reference to the full text of the CEO Amendment, the CTO Amendment, and the Employment Agreement, copies of which are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description

10.1	First Amendment to CEO Employment Agreement dated March 29, 2023.

10.2	Seventeenth Amendment, dated March 28, 2023, to Employment Agreement by and between ADVA Optical Networking SE and Christoph Glingener.

10.3	Employment Agreement, dated September 29, 2006 and Amendment Nos. 1-16, by and between ADVA Optical Networking SE and Christoph Glingener.

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2023		ADTRAN Holdings, Inc.

	By:	/s/ Michael Foliano
Michael Foliano
Chief Financial Officer